2018 Second Quarter Investor Presentation

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act Any statements contained in this presentation regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A. of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, debt securities held to maturity and debt securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers. Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Bureau of Consumer Financial Protection ("BCFP") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; (continued) 2

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act (cont.) regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity. Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues. Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products. Technological and Operational Risks. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (from fraudulent checks, stolen debit card information, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands and prevent cyber-attacks, costs and possible disruptions related to upgrading systems or cyber-attacks; the failure to attract and retain key employees. Litigation Risks. Litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A. Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities. 3

Corporate Profile June 30, 2018 A WELL-DIVERSIFIED EARNING ASSET PORTFOLIO… (Average balances, Consumer real estate and 2Q18 Yield $ millions) 2 • $23.2 billion national bank holding Securities and other Other (First mortgage lien) of 5.33% company headquartered in Minnesota 12% 9% $1,850 th $2,601 Consumer real • 48 largest publicly-traded U.S. estate (Junior lien) 13% based bank holding company by Inventory finance $2,905 15% $3,300 asset size1 $2,696 • 315 bank branches in seven states Auto finance $3,703 13% • Approximately 135,700 small business $4,640 Commercial banking relationships: 17% • 60,100 checking accounts Leasing and equipment finance 21% • 75,600 lending relationships …FUNDED BY A LOW COST DEPOSIT BASE • Average loan and lease portfolio makes (Average balances, $ millions) up 83% of average total assets Certificates of 2Q18 Rate deposit Savings of 0.52%2 30% • Common equity Tier 1 capital ratio of 27% $4,909 $5,557 10.60% $1,573 $6,325 Money market 9% 1 Source: S&P Global Market Intelligence (March 31, 2018) 4 Checking 2 Annualized and presented on a fully tax equivalent basis 34%

Who We Are – A Unique Regional Bank FUNDING LENDING • Loan and lease growth funded primarily • Well-diversified portfolio by asset class, by low cost, core deposit base geography, industry, loan and lease size • High concentration of retail deposits that and collateral type provide a competitive pricing advantage • Compete as experts in diverse lending as interest rates increase businesses • Convenience banking model based on • Shift in earning assets primarily from branch locations, hours of operation, auto finance loans to other loan and ATMs and enhanced digital channels lease portfolios and debt securities PROFITABILITY • Strong net interest income and net interest margin primarily due to our asset sensitive balance sheet and continued pricing discipline as interest rates increase • Improved earnings predictability with reduced gains on sales revenue replaced with more consistent interest income • Stable credit quality performance due to execution of our diversification philosophy 5

Second Quarter Themes Net income of $58.7 million and diluted EPS of $0.34 (adjusted diluted EPS of $0.491) Impacted by after-tax BCFP/OCC settlement of $25.5 million, or $0.15 per share CONTINUED TO BENEFIT FROM 1 OPERATING LEVERAGE 2 ASSET SENSITIVE BALANCE SHEET • 2Q18 efficiency ratio of 74.55%, up 636 basis points year- • Expanded net interest margin to 4.67% driven by the over-year impact of rising interest rates on our variable- and • Improved operating leverage as adjusted efficiency ratio adjustable-rate loan portfolios declined 241 basis points year-over-year to 65.78%2 STRONG LOAN AND LEASE GROWTH 4 REDUCED RISK PROFILE 3 EXCLUDING AUTO FINANCE • 5.9% loan and lease growth year-over-year, excluding • Resolution of BCFP litigation (formerly CFPB) auto finance portfolio3 • Auto finance portfolio run-off of $596.4 million YTD • Non-performing assets declined 36.0% year-over-year 5 RETURN ON CAPITAL • ROACE of 9.72%; adjusted ROACE of 14.11%1 • ROATCE of 10.65%; adjusted ROATCE of 15.39%1 • Executed on capital initiatives; repurchased 2.8 million common shares at a cost of $68.2 million during 2Q18 • Additional $150 million share repurchase authorization approved by TCF's Board of Directors on July 25, 2018 2018 STRATEGIC THEMES REDUCING RISK PROFILE OF POSITIVE OUTLOOK FOR NON- FOCUS ON IMPROVING THE BALANCE SHEET AUTO FINANCE BUSINESS RETURN ON CAPITAL 6 1 See "Reconciliation of GAAP to Non-GAAP Financial Measures" slides 2 See slide 7, "Operating Leverage" for the adjustment to the efficiency ratio 3 See slide 13, "Strong Loan and Lease Growth Excluding Auto Finance"

Up 6.8% YoY Operating Leverage EFFICIENCY RATIO Efficiency ratio up 636 basis Efficiency ratio points year-over-year Adjusted efficiency ratio1 95.88% Adjusted efficiency ratio1 down 241 basis points year- 74.55% over-year 68.19% 68.46% 69.21% 65.78% 2Q17 3Q17 4Q17 1Q18 2Q18 TOTAL REVENUE NON-INTEREST EXPENSE Excluding Operating Lease Depreciation Non-interest income ` BCFP/OCC settlement Net interest income Other2 ($ millions) ($ millions) Compensation and employee benefits $332 $342 $343 $363 $355 $365 $254 $121 $112 $114 $221 $219 $229 $115 $109 $204 $222 $105 $104 $105 $101 $101 $227 $234 $242 $243 $251 $116 $115 $128 $124 $121 $121 1 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17 4Q17 1Q18 2Q18 2Q18 Operating Adjusted lease depr. $12 $16 $16 $17 $18 $18 Total NIE $233 $235 $348 $246 $272 $240 Reported NIE up 16.7% year-over-year; Adjusted NIE Revenue up 6.8% year-over-year, driven by growth in net excluding BCFP/OCC settlement and operating lease interest income depreciation flat year-over-year 1 Excludes the pre-tax BCFP/OCC settlement and related expenses of $32.0 million 7 2 Includes Occupancy and equipment, Other non-interest expense, Foreclosed real estate and repossessed assets and Other credit costs, net, and excludes Operating lease depreciation

Continued to Benefit from Asset Sensitive Balance Sheet

NET INTEREST MARGIN[1]



Interest-earning assets yield
Net interest margin
Cost of deposits (right axis)
6.00%
5.50%
5.00%
4.50%
4.00%
3.50%
3.00%
2.0%
1.5%
1.0%
0.5%
0.0%
4.94%
5.07%
5.11%
5.19%
5.33%
4.52%
4.61%
4.57%
4.59%
4.67%
0.33%
0.38%
0.46%
0.50%
0.52%
2Q17
3Q17
4Q17
1Q18
2Q18

IMPACT OF RISING INTEREST RATES

	Average Balances 2Q18	Yield / Rate Change 2Q18 vs. 2Q17
Variable- and adjustable-rate loan portfolios[2]	$9.1B	79 bps
Deposits, excluding certificates of deposit	$13.5B	9 bps
Certificates of deposit	4.9B	36 bps
Total deposits	$18.4B	19 bps
Federal funds rate change		**75 bps**

- **2Q18 vs. 1Q18 Net Interest Margin Drivers (+8 bps)**
  - **Tailwinds:**
    - Higher yields on consumer real estate and commercial variable- and adjustable-rate portfolios **(+8 bps)**
    - Seasonally higher average balances and higher yields on inventory finance portfolio **(+6 bps)**
    - Higher leasing and equipment finance yields **(+3 bps)**
  - **Headwinds:**
    - Higher cost of funds **(-6 bps)**
    - Auto finance loan run-off reinvested into debt securities **(-3 bps)**

- Variable- and adjustable-rate portfolios are 48% of total average loans and leases, up from 43% at 2Q17
- Over the same period as the last 75 basis points of federal funds rate increases, variable- and adjustable-rate portfolio yields have increased 79 basis points, while cost of total deposits increased just 19 basis points tcf

8

[1] Annualized and presented on a fully tax-equivalent basis
[2] Includes inventory finance portfolio and the variable- and adjustable-rate consumer real estate and commercial portfolios

Asset Sensitivity Driving Higher Interest- Earning Assets Yield1 2Q17 1Q18 2Q18 • Balance sheet asset Consumer real estate: sensitivity and continued pricing discipline resulting First mortgage lien 5.35% 5.37% 5.34% in strong yield Junior lien 6.01 6.34 6.56 performance Commercial 4.50 4.93 5.21 • Loan and lease yields up 52 basis points year-over- Leasing and equipment finance 4.48 4.81 4.93 year Inventory finance 6.22 6.64 6.94 • 2Q18 debt securities Auto finance 5.01 5.28 5.30 purchased at an average tax-equivalent yield of Total loans and leases 5.15 5.49 5.67 3.38% Debt securities portfolio2 2.62 2.50 2.61 • Interest-earning assets yield up 39 basis points Total interest-earning assets 4.94 5.19 5.33 year-over-year 9 1 Annualized and presented on a fully tax-equivalent basis 2 Includes debt securities held to maturity and debt securities available for sale

Non-interest Income



NON-INTEREST INCOME
Other non-interest income[1]
Gains on sales of consumer real estate and auto loans and servicing fee income
($ millions)
$115
$109
$121
$112
$114
82%
84%
81%
84%
87%
18%
16%
19%
16%
13%
2Q17
3Q17
4Q17
1Q18
2Q18

NET LEASING AND EQUIPMENT FINANCE NON-INTEREST INCOME

($ millions)	2Q17	3Q17	4Q17	1Q18	2Q18
Leasing and equipment finance non-interest income	$39.8	$34.1	$42.8	$41.8	$42.9
Operating lease depreciation	(12.5)	(15.7)	(16.5)	(17.3)	(17.9)
Net leasing and equipment finance non-interest income	$27.3	$18.4	$26.3	$24.5	$25.0

- Revenue up 6.8% year-over-year, driven by 10.4% growth in net interest income
- Stable year-over-year non-interest income with gains on sales of consumer real estate and auto loans and servicing fee income making up 13%, down from 18% in 2Q17
- Strategic investments resulting in more consistent net leasing revenue tcf

10

[1] Includes Fees and service charges, Card revenue, ATM revenue, Leasing and equipment finance, Other and Gains (losses) on debt securities, net

Deposit Generation Certificates of deposit Up 6.0% YoY Money market Average Balances Savings ($ millions) Checking • 87% of average deposit balances 20,000 are consumer $18,139 $18,299 $18,364 18,000 $17,323 $17,649 • Relative value of retail deposits 16,000 increasing as short-term interest 28% 27% 27% 24% 26% rates rise 14,000 9% • Checking and savings balances up 12,000 12% 10% 9% 13% 9.7% year-over-year 10,000 28% 30% 30% • Average interest rate on deposits 8,000 28% 28% up 2 basis points on a linked 6,000 quarter basis 4,000 35% 34% 34% 34% 34% 2,000 0 2Q17 3Q17 4Q17 1Q18 2Q18 Average interest cost 0.33% 0.38% 0.46% 0.50% 0.52% 11

Driving Core Deposit Growth Through Evolving Distribution Channels

1. Enhancing the customer experience
2. Improving customer engagement
3. Making investments in technology including the digital banking platform and CRM



BRANCH COUNT
(Change since 4Q13)
Down 26%
427
315
12/13
6/18
IMAGE-ENABLED ATMS
(Change since 4Q13)
287
0
12/13
6/18
DIGITAL/ATM DEPOSIT TRANSACTIONS
(YoY Change)
Up 77%
2Q17
2Q18
DIGITAL ACCOUNT OPENINGS
(YoY Change)
Up 36%
2Q17
2Q18
AVERAGE CHECKING & SAVINGS BALANCES
(YoY Change $ billions)
Up 9.7%
$10.8
$11.9
2Q17
2Q18

STRONG CORE DEPOSIT GROWTH DESPITE REDUCED BRANCH COUNT

DIGITAL BANKING OVERVIEW

- Launched enhanced digital platform in 2017
- Features include thumbprint and facial recognition, mobile deposit capture and advance budgeting tools
- Functionality on par with larger peers helping to **reduce attrition and create new customer relationships**
- **Four times as many concurrent users** on digital platform since the launch
- Allows for quicker and **more efficient rollout of future enhancements**



12

Strong Loan and Lease Growth Excluding Auto Finance LOAN AND LEASE BALANCES (EXCLUDING AUTO FINANCE) • Loan and lease growth of 5.9% Inventory finance Up 5.9% YoY Commercial year-over-year excluding auto Leasing and equipment finance finance Consumer real estate - Junior lien ($ millions) ($ billions) Consumer real estate & Other - First mortgage lien • Seasonal decline of inventory Originations excl. auto finance (right axis) 20,000 6.0 finance balances of $452.7 million $15,904 $16,544 $16,012 $15,124 $15,748 5.5 in 2Q18 15,000 5.0 • Loan and lease growth driven by 10,000 4.5 wholesale portfolios: $4.0 $3.8 4.0 • Inventory finance up 19.8% $3.6 5,000 $3.5 $3.4 3.5 • Leasing and equipment finance up 7.3% 0 3.0 • Commercial up 6.2% 6/17 9/17 12/17 3/18 6/18 AUTO FINANCE LOAN BALANCES • Auto finance portfolio run-off of ($ millions) Down $596M YTD $596.4 million year-to-date, now $3,243 $3,240 $3,200 4,000 $2,839 $2,603 making up 14% of the loan and 2,000 lease portfolio 0 6/17 9/17 12/17 3/18 6/18 Total loans and leases $ 18,367 $ 18,988 $ 19,104 $ 19,383 $ 18,615 13

Leasing and Equipment Finance

LEASING AND EQUIPMENT FINANCE AT TCF

- Provides full array of financing solutions to companies in various industries, through programs with vendors and manufacturers as well as to customers direct
- Nearly 20 years in the business
- 15th largest bank-affiliated leasing company[1]
- 25th largest equipment finance/leasing company[2]

A WELL-DIVERSIFIED PORTFOLIO (6/18)



Other 12%
Trucks & trailers 8%
Specialty vehicles 30%
Furniture & fixtures 7%
Technology & data processing 6%
Golf cart & turf 9%
Manufacturing 10%
Medical 7%
Construction 11%

- Strong diversification by industry and product type
- Additional market diversification within each industry
- Geographic diversification across all 50 states

LOAN AND LEASE GROWTH OPPORTUNITIES

THREE PRONGED APPROACH TO ASSET GROWTH:

- **Core** - existing segments and markets
- **Strategic Business Development** - new markets and segments
- **Corporate Development** - strategic and tactical acquisitions and purchases *(opportunities as rising interest rates put pressure on spreads for specialty lenders)*

KEY METRICS (2Q18)

Balance	$4.6B	YTD NCO Rate[5]	0.15%
Yield[3]	4.93%	Over 60-days Delinquency Rate[6]	0.13%
Rate	Fixed	Average Loan and Lease Size	$74K
Est. Weighted Average Life[4]	19 Months	Uninstalled Backlog	$586M

RISK MITIGATION

- **Well-diversified** portfolio
- **Compete as experts** with relationships with manufacturers, dealers and end users
- Focus on segments of expertise and financing **business-essential equipment**
- Focus on **select industries** that drive strong credit performance
- Strong **industry and equipment knowledge** drives underwriting that allows TCF's portfolio to **consistently outperform the industry**

NET CHARGE-OFF RATE[7] VS MONTHLY LEASING AND FINANCE INDEX[8]



Leasing and Equipment Finance
MLFI Index
0.80%
0.60%
0.40%
0.20%
0.00%
Avg. 0.37%
Avg. 0.13%
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18

[1] Source: The Monitor, 2017 Monitor Bank 50 (U.S.)
[2] Source: The Monitor, 2018 Monitor 100 (U.S.)
[3] Annualized and presented on a fully tax-equivalent basis
[4] Represents how many months it is expected to take to collect half of the outstanding principal
[5] YTD annualized
[6] Excludes non-accrual loans and leases; includes portfolios acquired with deteriorated credit quality
[7] QTD annualized
[8] Source: Equipment Leasing and Finance Association

14

Inventory Finance

Inventory Finance at TCF

- Utilizes manufacturer relationships to provide financing to dealers in various industries (e.g. powersports, lawn & garden)
- High yielding, low credit cost business with higher barrier to entry
- 77% of portfolio through exclusive manufacturer programs with risk mitigants to minimize credit losses
- Long-term program contracts typically 3-7 years
- Executive management team on average has nearly 40 years of industry experience

Key Metrics (2Q18)

Balance	$3.0B	YTD NCO Rate[3]	0.06%
Yield[1]	6.94%	Over 60-days Delinquency Rate[4]	<0.01%
Rate	Variable	Average Loan Size	$276K
Est. Weighted Average Life[2]	4 Months	Dealers	>10,900

Seasonality Trends



BALANCES
($ billions)
3-Year CAGR: 12.6%
4.0
3.5
3.0
2.5
2.0
1.5
1.0
3Q15
1Q16
3Q16
1Q17
3Q17
1Q18



YIELDS
7.50%
7.00%
6.50%
6.00%
5.50%
5.00%
3Q15
1Q16
3Q16
1Q17
3Q17
1Q18

- **Balances typically peak in 1Q** due to overlap of lawn and garden and snow products
- Growth drivers include:
  - Growth with existing customer base through expansion of new manufacturer products, additional dealers and increased sales
  - New exclusive programs
- **Loan yields typically peak in 3Q** due to mix of dealer/manufacturer rates

Risk Mitigation

- **Exclusive programs** structured to minimize losses
- Manufacturer **repurchase and remarketing** on repossessed inventory
- Credit risk spread across more than **10,900 active dealers**
- **Risk-based collateral inspections** minimize credit losses
- Exclusive programs include **loss recourse and favorable loss rebates**



CONSISTENTLY LOW
NET CHARGE-OFF RATE[5] LEVELS
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
-0.10%
Average: 0.09%
3Q09
4Q10
1Q12
2Q13
3Q14
4Q15
1Q17
2Q18

[1] Annualized and presented on a fully tax equivalent basis
[2] Represents how many months it is expected to take to collect half of the outstanding principal
[3] YTD annualized
[4] Excludes non-accrual loans
[5] QTD annualized

15

Commercial June 30, 2018 Serviced for others Portfolio loans ($ millions) $3,975 4,000 $3,748 $3,398 $3,204 $3,225 • 23% fixed-rate, 77% variable- and adjustable- 3,000 rate • CRE location mix: 73% located in TCF banking 2,000 markets, 27% outside (following strong, proven sponsors) 1,000 • Capacity for additional growth given strong 0 leadership and lending relationships, as well as improving economic outlook 12/14 12/15 12/16 12/17 6/18 YTD Originations $1,596 $1,875 $1,883 $2,067 $1,128 1 Other • Quarterly average yields: 4.49% fixed rate, 5.45% Self storage 14% Multi-family variable- and adjustable-rate Commercial 8% housing 28% $3.7 billion • Variable- and adjustable-rate yield up 100 (20% of total basis points from 2Q17 loans and Business 2 leases) 24% Health care • No loans over 60 days delinquent facilities 8% • Net charge-off (%): 2016 2017 YTD 2Q18 3 Office buildings 9% 0.01% 0.13% 0.00% Warehouse / industrial buildings 9% 1 16 Annualized and presented on a fully tax-equivalent basis 2 Excludes non-accrual loans 3 YTD annualized

Consumer Real Estate

June 30, 2018


($ millions)
Serviced for others portfolio
Junior liens (portfolio loans and HFS)
First mortgage liens (portfolio loans and HFS)
8,000
6,000
4,000
2,000
0
$7,087
$7,291
$7,413
$7,313
$7,048
$1,401
$1,816
$2,316
$2,360
$2,128
$2,543
$2,839
$2,798
$2,990
$3,101
$3,143
$2,636
$2,299
$1,963
$1,819

	12/14	12/15	12/16	12/17	6/18
Total portfolio loans and HFS	$5,686	$5,475	$5,097	$4,953	$4,920
YTD Originations	$1,770	$2,437	$2,588	$2,289	$969

- 36% fixed-rate, 64% variable- and adjustable-rate
- Average FICO score of the consumer real estate portfolio: at origination – 739; updated 2Q18 – 737
- Sold $181.7 million of consumer real estate loans in 2Q18 resulting in net gains of $7.2 million
- Loan servicing fees of $1.5 million in 2Q18
- Acquired Rubicon Mortgage Advisors on December 15, 2017, now known as TCF Home Loans

Consumer real estate

$4.6 billion

(First mortgage and Junior liens are 10% and 15% of total loans and leases, respectively)


First mortgage liens 39%
Junior liens 61%

- Quarterly average yields:[1] 5.52% fixed-rate, 6.41% variable- and adjustable-rate
    - Variable- and adjustable-rate yield up 65 basis points from 2Q17
- Over 60-days delinquency rate of 0.12%[2]
- Net charge-off (%):

2016	2017[3]	YTD 2Q18[4]
0.22%	(0.18)%	0.08%

[1] Annualized and presented on a fully tax-equivalent basis
[2] Excludes non-accrual loans

[3] Excluding the $8.7 million and $4.6 million recoveries from the consumer real estate non-accrual loan sales in the first and third quarters of 2017, respectively, the net charge-off ratio was 0.09%
[4] YTD annualized

17

Auto Finance June 30, 2018 Serviced for others portfolio Portfolio loans and HFS ($ millions) $5,981 6,000 • Effective December 1, 2017, TCF discontinued auto $4,981 $5,097 finance loan originations $3,079 $3,829 $1,897 $3,913 • Continue to service existing auto finance portfolio (owned 4,000 $2,187 $1,310 and serviced for others) $1,785 • Auto finance portfolio run-off of $596.4 million year-to-date 2,000 $3,200 $2,794 $2,902 $2,603 • Capital being deployed into other loan and lease portfolios $2,044 and debt securities, as well as various capital initiatives 0 • Loan servicing fees of $5.6 million in 2Q18 12/14 12/15 12/16 12/17 6/18 YTD Originations $2,796 $3,156 $3,560 $2,195 $— • Quarterly average yield of 5.30%1 2 Auto finance New auto • Over 60-days delinquency rate of 0.33% 21% $2.6 billion • Net charge-off (%): 2016 2017 YTD 2Q18 3 (14% of total loans 0.86% 1.11% 1.34% and leases) Used auto • Average held for investment portfolio FICO score of 713 at 79% origination 1 Annualized and presented on a fully tax-equivalent basis 18 2 Excludes non-accrual loans 3 YTD annualized

Reduced Risk Profile Run-off of auto finance portfolio resulting in lower credit, operational and liquidity risks NON-PERFORMING ASSETS 60+ DAY DELINQUENCIES2 Other real estate owned ($ millions) Non-accrual loans and leases NPAs/Loans and leases and Other real estate owned 0.30% 200 2.00% 0.25% $158 $146 $137 $144 0.20% $101 0.15% 0.13% 0.12% 100 1.00% 0.11% 0.10% 0.11% 0.86% 0.10% 0.77% 0.72% 0.74% 0.54% 0.05% 0 0.00% 0.00% 1 6/17 9/17 12/17 3/18 6/18 6/17 9/17 12/17 3/18 6/18 PROVISION FOR CREDIT LOSSES CASH AND DEBT SECURITIES ($ millions) ($ millions) Cash and Debt securities Loan-to-deposit ratio 30 4,000 130% $2,988 $22 $2,701 $19 3,000 $2,475 $2,492 120% 20 $2,278 2 $15 $14 2,000 110% $11 105% 105% 104% 104% 10 101% 1,000 100% 0 0 90% 3 2Q17 3Q17 4Q17 1Q18 2Q18 % of Total 6/17 9/17 12/17 3/18 6/18 Assets 10.3% 10.8% 10.8% 11.6% 12.9% 1 19 Reflects $36.7 million of consumer real estate non-accrual loans transferred to loans and leases held for sale in the second quarter of 2018 2 Excludes non-accrual loans and leases 3 Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, provision for credit losses was $19.1 million

Net Charge-off Rate Trends Remain Stable 1 NET CHARGE-OFF RATE 4 Net charge-off rate Net charge-off rate excluding consumer real estate non- accrual4 loan sale in 3Q17 • Net charge-off rate of 0.27%, Net charge-off rate excluding consumer real estate non- accrual loan sale in 3Q17 and auto finance down 1 basis point year-over- 0.38% 0.40% 2 year 0.28% 0.28% 0.29% 0.30% 0.27% • Net charge-off rate excluding 0.20% 0.18% 0.17% 0.18% auto finance of 0.10%, down 7 0.10% 2 0.09% 0.09% 0.10% 0.00% basis points year-over year 2Q17 3Q17 4Q17 1Q18 2Q18 • Auto finance net charge-offs of NET CHARGE-OFFS $8.5 million, down $2.6 million Net charge-offs excluding auto finance from 4Q17 Auto finance net charge-offs ($ millions) 20 $18 • Auto finance net charge-offs 2 comprised 67% of total net $13 $13 $7 $14 $13 2 $3 charge-offs for 2Q18 10 $6 $4 $4 $11 $11 $7 $9 $9 0 2Q17 3Q17 4Q17 1Q18 2Q18 1 Annualized 20 2 Excludes the $4.6 million recovery from the consumer real estate non-accrual loan sale

Return on Capital 2Q18 2 • Repurchased 2,780,835 shares of 2Q17 2Q18 Adjusted common stock during 2Q18 at a cost Return on average common equity1 9.96% 9.72% 14.11% of approximately $68.2 million Return on average tangible common 1, 2 11.15% 10.65% 15.39% • Repurchased $135.0 million of $150 equity million authorization through June 30, Common equity Tier 1 capital ratio 10.24% 10.60% 2018 Total risk-based capital ratio 13.49% 13.22% • Additional $150 million share repurchase authorization approved by TCF's Board of Directors on July 25, Tier 1 leverage ratio 10.76% 10.31% 2018 Common equity ratio 10.26% 9.97% • Reduced quarterly preferred stock dividends by $2.4 million, or 49%, Tangible common equity ratio2 9.24% 9.28% year-over-year Book value per common share $ 13.20 $ 13.79 • Improved common equity Tier 1 Tangible book value per common capital ratio by 36 basis points year- 2 $ $ share 11.74 12.73 over-year, despite recent capital actions 1 Annualized 2 See “Reconciliation of GAAP to Non-GAAP Financial Measures” slides 21

2018 Strategic Themes 1 REDUCING RISK PROFILE OF THE BALANCE SHEET • Auto finance portfolio run-off resulting in lower credit, operational and liquidity risks • Portfolio has the highest net charge-off and reserve levels • Reducing exposure to volatile auto finance market, including loan sales and securitizations • Increased liquidity driven by auto finance portfolio run-off 2 POSITIVE OUTLOOK FOR NON-AUTO FINANCE BUSINESS • Expect continued strong loan and lease growth in commercial, leasing and equipment finance, and inventory finance portfolios • Potential for increased consumer real estate originations as TCF Home Loans business matures, resulting in incremental gains on sales revenue and balance sheet growth • Expect mid-single digit growth (excluding auto finance) in 2018 as well as continued investment portfolio expansion • Digital banking platform continues to have a positive impact on the customer experience 3 FOCUS ON IMPROVING RETURN ON CAPITAL FY18 ADJUSTED ROATCE1 FY18 ADJUSTED EFFICIENCY TARGET: 11.5%-13.5% RATIO1 TARGET: 66%-68% • Improving adjusted ROATCE1 with a more efficient use of capital and reduced risk profile • Continue to evaluate four capital development strategies: organic growth, dividend increase, stock buyback and corporate development 1 Adjusted ROATCE and Adjusted Efficiency Ratio are non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, however it is expected to be consistent with the historical non-GAAP reconciliations. These target ranges do not include amounts related to the BCFP litigation or any estimate of the potential impacts of certain types of event-specific charges such as those related to acquisitions or 22 changes in regulations. See the Cautionary Statements at the beginning of this presentation for further information regarding some of the items that could cause our actual results to differ from these estimates.

Appendix

Loan and Lease Diversification

TCF MAINTAINS A WELL-DIVERSIFIED LOAN AND LEASE PORTFOLIO

Business Unit	Consumer	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance
Type / Segment	Consumer real estate	Multi-family housing Business Office buildings Warehouse / Industrial buildings Self storage Health care facilities Other	Specialty vehicles Construction Manufacturing Golf cart & turf Trucks & trailers Furniture & fixtures Medical Technology & data processing Other	Powersports Lawn & garden Other	On balance sheet portfolio: 79% used 21% new
Geography	Local[1] National	Local[1]	National	National Canada	National
Rate	Variable- and adjustable-rate Fixed-rate	Variable- and adjustable-rate Fixed-rate	Fixed-rate	Variable-rate	Fixed-rate
Average Loan & Lease Size	First mortgage liens: $99,000 Junior liens: $49,000	$3.8 million	$74,000	$276,000	$12,000
Estimated Weighted Average Life[2]	52 months	24 months	19 months	4 months	17 months
Collateral	Real estate	Real estate Other non-real estate assets	Equipment	Inventory	Vehicle

24

[1] TCF's branch footprint (IL, MN, MI, CO, WI, AZ, SD)
[2] As of June 30, 2018; estimated weighted average life represents how many months it is expected to take to collect half of the outstanding principal

Loan and Lease Geographic Diversification

At June 30, 2018

($ thousands)	Consumer Real Estate	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance	Other	Total
California	$ 1,011,082	$ 193,201	$ 654,582	$ 132,095	$ 421,933	$ 11	$ 2,412,904
Minnesota	872,520	813,930	108,910	82,686	37,618	4,546	1,920,210
Illinois	1,009,331	520,884	193,013	89,095	97,088	5,722	1,915,133
Michigan	373,721	569,023	145,992	131,348	42,436	5,698	1,268,218
Texas	—	122,462	428,418	187,293	238,796	6	976,975
Florida	184,685	102,428	240,893	146,898	157,786	37	832,727
Wisconsin	177,417	372,622	70,407	104,965	20,047	918	746,376
New York	38,601	36,507	250,901	123,036	146,588	42	595,675
Colorado	204,364	192,464	86,864	37,122	40,062	3,422	564,298
Ohio	6,957	71,906	176,067	130,934	81,206	1	467,071
Pennsylvania	39,650	61,193	158,684	87,056	90,151	66	436,800
Georgia	47,717	93,767	122,984	70,421	91,037	1	425,927
Arizona	105,794	4,814	147,255	47,096	74,804	335	380,098
Canada	—	—	2,386	376,128	—	—	378,514
North Carolina	8,732	21,024	157,082	88,759	98,116	3	373,716
New Jersey	54,604	27,520	150,811	43,694	85,365	1	361,995
Washington	122,025	26,856	89,399	47,612	24,791	4	310,687
Missouri	10,402	79,983	65,354	100,745	30,045	—	286,529
Indiana	17,151	73,405	91,979	66,166	33,240	8	281,949
Massachusetts	46,953	33,694	113,638	20,745	57,156	1	272,187
Oregon	82,892	56,752	56,390	44,868	18,464	—	259,366
Virginia	26,816	2,228	89,358	45,343	71,601	—	235,346
Other	189,500	229,738	1,046,682	801,060	644,930	135	2,912,045
Total	$ 4,630,914	$ 3,706,401	$ 4,648,049	$ 3,005,165	$ 2,603,260	$ 20,957	$ 18,614,746

25

Reconciliation of GAAP to Non-GAAP Financial Measures ($ thousands, except per-share data) At At Computation of tangible common equity ratio and tangible book value per common share: Jun. 30, 2017 Jun. 30, 2018 Total equity $ 2,549,831 $ 2,504,578 Less: Non-controlling interest in subsidiaries 22,766 23,646 Total TCF Financial Corporation stockholders' equity 2,527,065 2,480,932 Less: Preferred stock 263,240 169,302 Total common stockholders' equity (a) 2,263,825 2,311,630 Less: Goodwill, net 227,072 154,757 Other intangibles, net 22,682 22,247 Tangible common stockholders' equity (b) $ 2,014,071 $ 2,134,626 Total assets (c) $ 22,054,651 $ 23,184,462 Less: Goodwill, net 227,072 154,757 Other intangibles, net 22,682 22,247 Tangible assets (d) $ 21,804,897 $ 23,007,458 Common stock shares outstanding (e) 171,489,921 167,684,971 Common equity ratio (a) / (c) 10.26% 9.97% Tangible common equity ratio1 (b) / (d) 9.24% 9.28% Book value per common share (a) / (e) $ 13.20 $ 13.79 Tangible book value per common share1 (b) / (e) $ 11.74 $ 12.73 QTD QTD Computation of adjusted diluted earnings per common share: Jun. 30, 2017 Jun. 30, 2018 Net income available to common stockholders $ 55,585 $ 56,255 Less: Earnings allocated to participating securities 9 8 Earnings allocated to common stock (f) 55,576 56,247 Plus: BCFP/OCC settlement adjustment — 32,000 Less: Income tax expense attributable to BCFP/OCC settlement adjustment — 6,491 Adjusted earnings allocated to common stock (g) $ 55,576 $ 81,756 Weighted-average common shares outstanding for diluted earnings per common share (h) 168,857,218 166,857,640 Diluted earnings per common share (f) / (h) $ 0.33 $ 0.34 Adjusted diluted earnings per common share2 (g) / (h) $ 0.33 $ 0.49 1 When evaluating capital adequacy and utilization, management considers financial measures such as the tangible common equity ratio and tangible book value per common share. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, 26 regulators and other users with information to be viewed in relation to other banking institutions. 2 Adjusted diluted earnings per common share is a non-GAAP financial measure that management believes is a meaningful base for period comparisons, which will assist investors in analyzing the operating results and predict future performance.

Reconciliation of GAAP to Non-GAAP Financial Measures (cont.)

($ thousands)

Computation of adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity:			QTD Jun. 30, 2017		QTD Jun. 30, 2018
Net income available to common stockholders	(a)	$	55,585	$	56,255
Plus: Other intangibles amortization			238		835
Less: Income tax expense attributable to other intangibles amortization			83		201
Adjusted net income available to common stockholders	(b)	$	55,740	$	56,889
Net income available to common stockholders adjusted for BCFP/OCC settlement:					
Net income available to common stockholders		$	55,585	$	56,255
Plus: BCFP/OCC settlement adjustment			—		32,000
Less: Income tax expense attributable to BCFP/OCC settlement adjustment			—		6,491
Net income available to common stockholders adjusted for BCFP/OCC settlement	(c)		55,585		81,764
Plus: Other intangibles amortization			238		835
Less: Income tax expense attributable to other intangibles amortization			83		201
Adjusted net income available to common stockholders adjusted for BCFP/OCC settlement	(d)	$	55,740	$	82,398
Average balances:					
Total equity		$	2,520,870	$	2,512,128
Less: Non-controlling interest in subsidiaries			26,188		28,654
Total TCF Financial Corporation stockholders' equity			2,494,682		2,483,474
Less: Preferred stock			263,240		169,302
Average total common stockholders' equity	(e)		2,231,442		2,314,172
Less:					
Goodwill, net			225,876		154,757
Other intangibles, net			5,045		22,672
Average tangible common stockholders' equity	(f)	$	2,000,521	$	2,136,743
Average total common stockholders' equity adjusted for BCFP/OCC settlement:					
Average total common stockholders' equity		$	2,231,442	$	2,314,172
Plus: BCFP/OCC settlement adjustment to average total common stockholders' equity			—		4,205
Average total common stockholders' equity adjusted for BCFP/OCC settlement	(g)		2,231,442		2,318,377
Less:					
Goodwill, net			225,876		154,757
Other intangibles, net			5,045		22,672
Adjusted average tangible common stockholders' equity	(h)	$	2,000,521	$	2,140,948
Return on average common equity[1]	(a) / (e)		9.96%		9.72%
Adjusted return on average common equity[1,2]	(c) / (g)		9.96%		14.11%
Return on average tangible common equity[1,2]	(b) / (f)		11.15%		10.65%
Adjusted return on average tangible common equity[1,2]	(d) / (h)		11.15%		15.39%

[1] Annualized

[2] When evaluating capital adequacy and utilization, management considers financial measures such as adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

27